Exhibit 99.1

Listed on the New York Stock Exchange (KIM)	NEWS RELEASE

Kimco Realty Corporation Announces Holding Company Reorganization

– UPREIT Structure Improves Ability to Acquire Properties in Tax-Deferred Structures –

JERICHO, New York, December 15, 2022 – Kimco Realty® (NYSE: KIM) (the “Company”) today announced that it intends to complete a holding company reorganization (the “Reorganization”), which would restructure the Company as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. As part of the Reorganization, a new holding company (“New Kimco”) will become the publicly traded parent company by way of an intercompany merger (the “Merger”), assuming the existing name of “Kimco Realty Corporation,” while the current corporation (“Old Kimco”) will convert to a limited liability company called “Kimco Realty OP, LLC” (“Kimco OP”) controlled by the publicly traded parent company (the “Conversion”).

“We are very excited to announce our reorganization into an UPREIT, which we believe will enhance our ability to compete in the acquisition of real estate assets by enabling us to offer tax-deferred opportunity to sellers,” said Conor Flynn, Kimco’s Chief Executive Officer. “We believe this reorganization will have no material impact on our existing shareholders, debt security holders, lenders or other constituencies, and will represent an enhanced platform for Kimco’s continued growth.”

The Reorganization is intended to align the Company’s corporate structure with other publicly traded U.S. real estate investment trusts and provide a platform for the Company to more efficiently acquire properties in a tax-deferred manner. The UPREIT structure will allow owners of appreciated property to contribute such property to an LLC structured as an “operating partnership” in exchange for membership interests therein. Subject to applicable tax requirements, this type of contribution may be done on a tax-deferred basis for the contributors. Following the Conversion, Kimco OP will function as the operating partnership in the UPREIT structure. Membership interests in Kimco OP will generally entitle their holders to receive the same distributions as holders of New Kimco common stock, and the holders of such interests will generally be entitled to exchange the membership interests for cash or common stock, at New Kimco’s option.

The Reorganization is not anticipated to have any material impact on the Company’s financial position and is not expected to result in any material changes to the Company’s combined financial statements, outstanding debt securities, material debt facilities, or business operations. All shares of common and preferred stock of Kimco will automatically be converted into identical shares of the new parent holding company as part of the Reorganization, and the Reorganization will not impact the payment of the dividends declared by the Company’s board of directors and payable to stockholders of record in accordance with previously announced dividend payment dates in respect of the Company’s common shares and the Class L preferred stock and Class M preferred stock.

The Reorganization does not require shareholder approval under Maryland law and the Merger is expected to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, meaning that Kimco’s shareholders are not expected to recognize a gain or loss for federal income tax purposes as a result of the Merger.

The Merger is expected to be effective as of January 1, 2023, and the Conversion is expected to be effective promptly thereafter. When the Reorganization is complete, the holding company will be named “Kimco Realty Corporation,” just as Kimco is today, and its shares of common stock, Class L depositary shares and Class M depositary shares are expected to continue to trade on the NYSE under the symbols “KIM,” “KIMprL” and “KIMprM”, respectively.

For more information on the Reorganization, please see the Form 8-K that is expected to be filed by the Company with the Securities and Exchange Commission on December 15, 2022. A set of FAQs is also available on the Company’s website at www.kimcorealty.com/UPREITfaq.

About Kimco Realty®

Kimco Realty® (NYSE:KIM) is a real estate investment trust (REIT) headquartered in Jericho, N.Y. that is North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping centers, including mixed-use assets. The company’s portfolio is primarily concentrated in the first-ring suburbs of the top major metropolitan markets, including those in high-barrier-to-entry coastal markets and rapidly expanding Sun Belt cities, with a tenant mix focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Kimco Realty is also committed to leadership in environmental, social and governance (ESG) issues and is a recognized industry leader in these areas.  Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value enhancing redevelopment activities for more than 60 years. As of September 30, 2022, the company owned interests in 526 U.S. shopping centers and mixed-use assets comprising 91 million square feet of gross leasable space. For further information, please visit www.kimcorealty.com.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), Twitter (www.twitter.com/kimcorealty) and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Forward-Looking Statements
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements, including, but not limited to, statements regarding the Company’s ability to complete the Reorganization, the impacts of the Reorganization on the Company’s financial condition, business operations, financial statements and outstanding securities and other indebtedness and the Company’s ability to realize the expected benefits of Reorganization, are not guarantees of future performance and involve risks and uncertainties that may cause the company’s actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to, those factors discussed in the Company’s reports filed from time to time with the SEC. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the forward-looking statements contained herein and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements                                                 ###

CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy
Kimco Realty Corporation
1-866-831-4297
dbujnicki@kimcorealty.com

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